EXHIBIT 3.1



                    CORRECTED CERTIFICATE

                             OF

                    CERTIFICATE OF TRUST

                             OF

              SOVEREIGN REAL ESTATE INVESTMENT TRUST

     THIS Corrected Certificate of Certificate of Trust of Sovereign Real Estate Investment Trust (the "Trust"), is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to correct the Certificate of Trust of the Trust, which was filed on March 16, 1998 (the "Certificate of Trust"), with the Secretary of State of the State of Delaware under the Delaware Business Trust Act (12 Del.C. Section 3801 et seq.) (the "Act").

     1. As permitted under the Act (12 Del.C. Section 3801(e)), the Certificate of Trust is hereby corrected to (i) cause the Certificate of Trust, which was not executed by all of the trustees of the Trust as required by the Act (12 Del.C. Section 3811(a)(l), to be executed by all of the trustees of the Trust, (ii) remove unnecessary information, and
(iii) clarify that the effective date of the Certificate of Trust is March 17, 1998 at 8:01 a.m.

     2. The Certificate of Trust is hereby corrected in its entirety as follows:



                         CERTIFICATE OF TRUST
                                   OF
                  SOVEREIGN REAL ESTATE INVESTMENT TRUST

     This Certificate of Trust of Sovereign Real Estate Investment Trust (the "Trust"), is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust act (12 Del.C. Section 3801, et seq.) (the "Act").

     The undersigned hereby certify as follows:

     1. Name. The name of the business trust formed by this Certificate of Trust is Sovereign Real Estate Investment Trust.

     2. Delaware Trustee. The name and business address of the Delaware trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                    David C. Eppes
                    103 Foulk Road, Suite 200
                    Wilmington, DE  19803

     3. Effective Date. This Certificate of Trust shall be effective on March 17, 1998 at 8:01 a.m.

     4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

                      [SIGNATURE PAGE TO FOLLOW]



     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust in accordance with
Section 3811(a)(1) of the Act.

                          KARL D. GERHART, not in his individual
                          capacity, but solely as trustee

                          /s/ Karl D. Gerhart

                          JACQUELYN K. BLUE, not in her
                          individual capacity, but solely as
                          trustee

                          /s/ Jacquelyn K. Blue

                          MARK R. McCOLLOM, not in his
                          individual capacity, but solely as
                          trustee

                          /s/ Mark R. McCollom

                          DAVID C. EPPES, not in his individual
                          capacity, but solely as trustee

                          /s/ David C. Eppes